CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Registration Statement on Form N-4 of Prudential Discovery Premier Group Variable Contract Account (“Registration Statement”) of our report dated April 10, 2017 relating to the financial statements of the subaccounts listed in Appendix A, which appear in such Registration Statement. We also consent to the use in this Registration Statement of our report dated March 24, 2017, relating to the consolidated financial statements of The Prudential Insurance Company of America, which appear in such Registration Statement. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

New York, NY

April 10, 2017

Appendix A

•	Prudential Government Money Market Portfolio (formerly Prudential Money Market Portfolio)
•	Prudential Diversified Bond Portfolio
•	Prudential Government Income Portfolio
•	Prudential Conservative Balanced Portfolio
•	Prudential Flexible Managed Portfolio
•	Prudential High Yield Bond Portfolio
•	Prudential Stock Index Portfolio
•	Prudential Equity Portfolio (Class I)
•	Prudential Jennison Portfolio (Class I)
•	Prudential Global Portfolio
•	Invesco V.I. Core Equity Fund (Series I)
•	MFS Growth Series (Initial Class)
•	T. Rowe Price Equity Income Portfolio (Equity Income Class)
•	Prudential Value Portfolio (Class I)
•	Prudential Small Capitalization Stock Portfolio
•	Prudential Jennison 20/20 Focus Portfolio (Class I)
•	Invesco V.I. Government Securities Fund (Series I)
•	Invesco V.I. International Growth Fund (Series I)
•	AB VPS Growth and Income Portfolio (Class A)
•	AB VPS Large Cap Growth Portfolio (Class A)
•	AB VPS Small Cap Growth Portfolio (Class A)
•	American Century VP Income & Growth Fund (Class I)
•	Davis Value Portfolio
•	The Dreyfus Socially Responsible Growth Fund, Inc. (Initial Shares)
•	Franklin Small-Mid Cap Growth VIP Fund (Class I)
•	Templeton Foreign VIP Fund (Class I)
•	Invesco V.I. Mid Cap Growth Portfolio (Series I)
•	Janus Aspen Enterprise Portfolio (Institutional Shares)
•	Janus Aspen Global Research Portfolio (Institutional Shares)
•	MFS Total Return Bond Series (Initial Class)
•	MFS Investors Trust Series (Initial Class)
•	MFS Total Return Series (Initial Class)
•	PIMCO Short-Term Portfolio (Administrative Class)
•	Delaware VIP Emerging Markets Series
•	MFS Massachusetts Investors Growth Stock Portfolio (Initial Class)
•	Fidelity VIP Contrafund Portfolio (Initial Class)
•	Fidelity VIP Mid Cap Portfolio (Initial Class)